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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                          NAVIGANT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

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
             DELAWARE                           52-2080967
    (State of incorporation or       (I.R.S. Employer Identification
           organization)                           No.)
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
84 INVERNESS CIRCLE EAST, ENGLEWOOD, COLORADO                   80112-5314
  (Address or principal executive offices)                      (Zip Code)
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ______

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. _X

Securities Act registration statement file number(s) to which this form relates:
333-46539 (filed February 19, 1998) and 333-47503 (filed March 6, 1998)

Securities to be registered pursuant to Section 12(b) of the Act:

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                  TITLE OF EACH CLASS                                  NAME OF EACH EXCHANGE ON WHICH
                  TO BE SO REGISTERED                                  EACH CLASS IS TO BE REGISTERED
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Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, $.001 PAR VALUE PER SHARE
                                (Title of Class)

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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           For a description of the common stock, par value $.001 per share, of the Registrant being registered hereunder reference is hereby made to the information under the heading "Description of Navigant Capital Stock" in the Registrant's Information
           Statement/Prospectus forming a part of the Registrant's Registration Statement on
           Form S-1 filed with the Securities and Exchange Commission on February 19, 1998, as
           amended by Amendment No. 1 to the Registration Statement filed on May 5, 1998,
           Amendment No. 2 to the Registration Statement filed on May 18, 1998, Amendment No.
           3 to the Registration Statement filed on June 4, 1998 and as may be further amended
           (File No. 333-46539) and the Prospectus forming a part of the Registrant's
           Registration Statement on Form S-1 filed with the Securities and Exchange
           Commission on March 6, 1998, as amended by Amendment No. 1 to the Registration
           Statement filed on May 7, 1998, Amendment No. 2 to the Registration Statement filed on May 18, 1998, Amendment No. 3 to the Registration Statement filed on June 4,
           1998 and as may be further amended (File No. 333-47503) (collectively referred to hereafter as the "Registration Statement"). The aforementioned description in the
           Information Statement/Prospectus and the Prospectus is hereby incorporated by reference herein and made a part of this registration statement.

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             EXHIBITS
 ITEM 2.      NUMBER                                  DESCRIPTION
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           1.            Specimen of security registered hereunder.

                         Incorporated by reference to the Exhibit filed as 4.1 to the
                         Registration Statement.

           2.            Documents defining rights of holders of Common Stock.

                         Incorporated by reference to the Exhibits filed as Exhibit
                         3.1-Amended and Restated Certificate of Incorporation, Exhibit
                         3.2--By-Laws, and Exhibit 3.3-Amendment to By-Laws to the
                         Registration Statement.
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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

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
                                NAVIGANT INTERNATIONAL, INC.
                                ---------------------------------------------
                                (Registrant)

Date: June 4, 1998              By:  /s/ EDWARD ADAMS
                                     -----------------------------------------
                                     Name: Edward Adams
                                     Title:  Chairman & CEO
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